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                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

                  First Amendment, dated as of December 31, 1996 (the "Amendment"), to Stock Purchase Agreement, dated as of May 25, 1995 (the "Neovision Purchase Agreement"), between ITI Media Group N.V., a corporation organized under the laws of the Netherlands Antilles (the "Seller"), and CME Media Enterprises B.V., a corporation organized under the laws of the Netherlands (the "Buyer").

                                    RECITALS

                  A. The Seller and the Buyer have executed and delivered the Neovision Purchase Agreement and have completed the First Closing thereunder.

                  B. The Buyer has made two loans (the "Loans") to the Seller in the aggregate principal amount, taken together, of US$ 4,355,000.

                  C. The Seller and the Buyer desire to amend their agreement relating to the Second Closing under the Neovision Purchase Agreement and to cause all or a portion of the funds delivered by the Buyer to the Seller in connection with the Second Closing to be applied to the repayment in full of the principal amount of the Loans, together with accrued and unpaid interest thereon to the date of such repayment.

                  In consideration of the foregoing, the Seller and the Buyer agree as follows:

                  1. Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Neovision Purchase Agreement.

                  2. Section 1.2 of Article I of the Neovision Purchase Agreement is hereby amended in its entirety to read as follows:

         "1.2 Second Closing. At the second closing (the "Second Closing"), Seller shall sell and transfer to Buyer such number of Shares as shall constitute 24.5% of the aggregate outstanding Shares, and Buyer shall purchase such number of Shares by, at its election, either (i) paying US$ 5 million (the "Second Purchase Price") in immediately available funds to the Seller, or as instructed by the Seller, or (ii) applying a portion (the "Loan Amount") of the Second Purchase Price to the repayment in full of the principal amount of loans extended by the Buyer to the Seller, pursuant to agreements between the Buyer and the Seller dated September 10, 1996 and November 7, 1996 (the "Loan Agreements"), and the payment in full of accrued and unpaid interest thereon up to the date of the Second Closing, and, subject to the condition contained in Section 2.3, paying an amount equal to the excess of (x) the Second Purchase Price over (y) the Loan Amount in immediately available funds to the Seller, or as instructed by the Seller. In the event that the Buyer elects to apply the Loan Amount towards payment of the Second Purchase Price, the Buyer shall also return to the Seller, or destroy, any promissory note or notes relating to loans extended pursuant to the Loan Agreements and shall provide the Seller with such receipt, certificate or other document executed by the Buyer, indicating the release of the Seller from its obligations under the Loan Agreements, as the Seller may reasonably request."

                  3. Section 1.3 of Article I of the Neovision Purchase Agreement is hereby amended by adding the following sentence to the end thereof:

         "In the case of the Second Closing, Buyer and Seller shall cause such notarial deed applicable to the Shares purchased by the Buyer at the Second Closing to be executed on Tuesday, December 31, 1996."

                  4. Section 2.2 of Article II of the Neovision Purchase Agreement is hereby amended by (i) substituting the word "condition" for the word "conditions" in the fourth line thereof, (ii) substituting a period for the semi-colon in the fifth line of paragraph (a) thereof, (iii) deleting the word "and" at the end of paragraph (a) thereof, and (iv) deleting paragraph (b) thereof in its entirety.

                  5. Article II of the Neovision Purchase Agreement is hereby amended by adding the following section immediately following the end thereof:

                           "2.3 Conditions Subsequent to Second Closing. The obligation of the Buyer to pay any cash portion of the Second Purchase Price is conditioned on the satisfaction or waiver, at or prior to the date of payment thereof, of the following conditions:

                           (a) the representations and warranties of Seller
                  contained in this Agreement shall be true and correct in all material respects as of the date of payment thereof and Seller shall have delivered to Buyer a certificate dated such date and to such effect; and

                           (b) ITI TV and CME shall have made the capital
                  contributions required under Section 4.2 of the TVN Shareholder Agreement (the "Second TVN Closing").

                  6. Article VI of the Neovision Purchase Agreement is hereby amended by adding the following section immediately following the end thereof:

                           "6.4 Additional Buyer Put. In the event that (a) the Second TVN Closing does not occur on or before the second anniversary of the date of the First Closing; and (b) Buyer has exercised its rights under Section 8.1 of the TVN Shareholder Agreement; then Buyer shall have the right, exercisable at any time during the 180-day period following such second anniversary upon written notice (the "Additional Put Notice") to Seller (which will be deemed validly given if included as a part of the Put Notice), to cause Seller to purchase all of the Shares purchased at the Second Closing at a purchase price, net of applicable Dutch taxes, if any (the "Additional Put Price"), equal to the sum of (i) US$ 5,000,000, less (ii) the amount of any cash portion of the Second Closing Price remaining unpaid by the Buyer as of the date of payment of the Additional Put Price, plus (iii) interest on such aggregate amount at a rate per annum equal to 6% from the date of the Second Closing to the date of payment of the Additional Put Price. Seller shall pay the Additional Put Price in immediately available funds to Buyer (or as directed by it) on the date specified in the Additional Put Notice (which shall be not sooner than five business days from the date of such notice)."

                  7. Except as amended, modified or waived herein, the Neovision Purchase Agreement shall remain in full force and effect in accordance with its terms.

                  8. This Amendment shall become effective when duly executed and delivered by the Seller and the Buyer.

                  9. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  10. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law rules thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                                   ITI Media Group N.V.

                                   By:________________________
                                      Title:

                                   CME Media Enterprises B.V.

                                   By:________________________
                                      Title: